Exhibit 10.9
FIRST AMENDMENT TO
OFFICER EMPLOYMENT AGREEMENT

    This First Amendment to Officer Employment Agreement ("First Amendment") is entered into effective May 22, 2013, by and between Callaway Golf Company, a Delaware corporation (the "Company") and Tim Reed ("Employee").

    A.    The Company and Employee are parties to that certain Officer Employment Agreement entered into as of January 28, 2013 (the “Agreement").

    B.    The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

    NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1.Title. Section 2 of the Agreement is amended to read:

“Employee shall serve as Senior Vice President of the Company. Employee's duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to the Chief Executive Officer or such other person as the Chief Executive Officer shall designate from time to time. The Board of Directors and/or the Chief Executive Officer of the Company may change employee’s title, position and/or duties at any time.”

2.    But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

3.    Any capitalized terms used herein for which a definition is not provided herein shall have the same meanings as assigned to such terms in the Agreement (as defined below).

        IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of the date first set forth above.

EMPLOYEE                        COMPANY

                            Callaway Golf Company,
a Delaware corporation

/s/ Tim Reed__________________________      By: /s/ Chris Carroll______________________________
Tim Reed    Chris Carroll
    Senior Vice President, Global Human Resources

Dated: June 27, 2013                    Dated: June 26, 2013